Exhibit 99.1

SFX COMPLETES PURCHASE TO ADD MAJOR MIDWEST FESTIVALS

Spring Awakening and Summer Set Music Festival among 200 events promoted annually by new SFX acquisition React Presents

NEW YORK — (April 9, 2014) SFX Entertainment, Inc. (NASDAQ:SFXE), the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals, announced today that it has completed the purchase of React Presents, one of the leading producers and promoters of festivals and events in the Midwest.

React Presents is a full-service concert and festival promotion company based in Chicago, known for its two major festivals — Spring Awakening Music Festival in Chicago and Summer Set Music & Camping Festival, held in Northern Wisconsin.  In 2013, the company promoted nearly 200 events in Illinois, Wisconsin and Michigan which were attended by approximately 375,000 fans.

“By adding React Presents, we are expanding our nationwide network of promoters,” said Robert FX Sillerman, Chairman and CEO of SFX Entertainment.  “The Spring Awakening and Summer Set festivals fit well amidst our U.S. roster, with events like TomorrowWorld, Mysteryland, Sensation, Electric Zoo, Disco Donnie Presents and Life in Color.  They will also be well-supported by our marketing and content partnership with Clear Channel Media and Entertainment.”

About SFX Entertainment

SFX Entertainment, Inc. is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals.  SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity.  SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance and React Presents.  SFX also operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to close the acquisition of our planned acquisition targets; our ability to integrate the companies we have acquired and plan to acquire in the future; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. We refer you to the documents we file from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of our most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.  In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Investor Relations Contacts:

Richard Rosenstein

Chief Financial Officer
646 561 6400

Joseph Jaffoni

JCIR
212 835 8500
sfxe@jcir.com

Media Contact:

DKC Public Relations

Ed Tagliaferri

212 981 5182

edmund_tagliaferri@dkcnews.com

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